AMENDMENT NO. 1
TO
AMENDED AND RESTATED FLOW SELLER’S WARRANTIES
AND SERVICING AGREEMENT

THIS AMENDMENT NO. 1, made as of July 1, 2006 (“Amendment No. 1”), by and between Goldman Sachs Mortgage Company, as purchaser (the “Purchaser”) and SunTrust Mortgage, Inc., as seller and servicer (the “Company”).

RECITALS

WHEREAS, Purchaser and Company previously executed the Amended and Restated Flow Seller’s Warranties and Servicing Agreement for various residential first-lien mortgage loans, dated and effective as of December 1, 2005 (the “Agreement”); and

WHEREAS, Purchaser and Company desire to make certain further modifications and amendments to the Agreement as described herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Recitals. Purchaser and Company agree that the foregoing recitals are true and correct and are incorporated herein by reference.

Section 2. Definitions.

(a) Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Agreement. Capitalized terms used in the Agreement whose definitions are modified in this Amendment No. 1 shall, for all purposes of the Agreement, be deemed to have such modified definitions.

(b) The first phrase of the definition of “Mortgage Loan Schedule” (“A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan”) is hereby deleted and replaced with the following:

“The schedule of Mortgage Loans, with respect to each pool of Mortgage Loans, attached as Exhibit A to the related Assignment and Conveyance, setting forth certain information with respect to each Mortgage Loan in such pool of Mortgage Loans, which shall include the following information and any additional information which shall be submitted from time to time as agreed to by the parties (and which, as of the time of submission will be deemed to be part of the Mortgage Loan Schedule):”

Section 3. Representations and Warranties. Section 3.2 of the Agreement is hereby modified as follows:

(a) Subparagraph (ix) is hereby modified by deleting the penultimate sentence therein and replacing it as follows:

“Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory, abusive and fair lending laws.”

(b) Subparagraph (xxxix) is hereby modified by adding the following:

“No Mortgage Loan is a “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);”

(c) Subparagraph (xli) is hereby added in its entirety as follows:

“Eligible Products. With respect to each Mortgage Loan, the related Mortgagor was not encouraged or required to select a mortgage loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers unless, at the time of the Mortgage Loan’s origination such Mortgagor did not qualify for the Mortgage Loan originator’s lower cost products, taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the borrower’s credit history, income, assets and liabilities and debt-to-income ratios;”

(d) Subparagraph (li) is hereby deleted and replaced in its entirety as follows:

“Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor’s credit history; and the Mortgagor’s income, assets and liabilities to the proposed mortgage payment and, based on such underwriting methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;”

Section 4. Expenses. Each party hereto shall pay its own expenses in connection with this Amendment No. 1.

Section 5. Controlling Law. This Amendment No. 1 shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein.

Section 6. Interpretation. The provisions of the Agreement shall be read so as to give effect to the provisions of this Amendment No. 1.

Section 7. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 8. Ratification and Confirmation. As amended by this Amendment No. 1, the Agreement is hereby in all respects ratified and confirmed, and the Agreement as amended by this Amendment No. 1 shall be read, taken and construed as one and the same instrument.

IN WITNESS WHEREOF, Purchaser and Company have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	Goldman Sachs Real Estate Funding Corp., a New York corporation, its General Partner

By:
Name:
Title:

SUNTRUST MORTGAGE, INC.,

By:
Name:
Title: